Exhibit 5.1


                        [LETTERHEAD OF BRASHER & COMPANY]


                                                              October 12, 2000

Gallagher Research Corporation
12373 East Cornell Avenue
Aurora, Colorado 80014

     Re: Gallagher Research Corporation
         1997 Employee Stock Compensation Plan

Ladies and Gentlemen:

     We have acted as counsel to Gallagher Research Corporation ("Gallagher") in connection with the registration with the Securities and Exchange Commission on Form S-8 of 1,500,000 shares of Gallagher's common stock, par value $.001 (the "Shares"), which may be issued in connection with the above-referenced plan (the "Plan"). In connection with that registration, we have reviewed the proceedings of the Board of Directors of Gallagher relating to the registration and proposed issuance of the common stock, the Articles of Incorporation of Gallagher and all amendments thereto, the Bylaws of Gallagher and all amendments thereto, and such other documents and matters as we have deemed necessary to the rendering of the following opinion.

     Based upon that review, it is our opinion that the Shares when issued in conformance with the terms and conditions of the Plan, will be legally issued, fully paid, and nonassessable under the Nevada General Corporation Law.

     We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states as to the issuance and sale of the Shares.

     We consent to the use of this opinion in the registration statement filed with the Securities and Exchange Commission in connection with the registration of the Shares and to the reference to our firm under the heading "Interests of Named Experts and Counsel" in the registration statement.

                                            Very truly yours,

                                            BRASHER & COMPANY


                                            By:  /s/  John D. Brasher Jr.
                                               --------------------------------
                                                      John D. Brasher Jr.